EXHIBIT 99.1

Arbor Realty Trust Reports Second Quarter 2015 Results and Declares Common Stock Dividend

Second Quarter Highlights:

-	Net income of $10.5 million, or $0.21 per diluted common share
-	AFFO of $12.7 million, or $0.25 per diluted common share[1]
-	Recorded $6.7 million of income from the payoff of a $116 million defaulted first mortgage acquired in the first quarter of 2015
-	Earned $1.5 million of income from residential mortgage equity investments
-	Originated $233 million of new loans
-	Improved funding sources by reducing pricing, increasing capacity and extending the maturities of existing facilities
-	GAAP book value per common share of $9.16
-	Declares a cash dividend on common stock of $0.15 per share
-	Declares cash dividends on Series A, Series B and Series C preferred stock

Recent Development:

-	Redeemed legacy CDO III in July 2015, completing the delevering of all legacy securitization vehicles

Uniondale, NY, July 31, 2015 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2015. Arbor reported net income for the quarter of $10.5 million, or $0.21 per diluted common share, compared to $11.5 million, or $0.23 per diluted common share for the quarter ended June 30, 2014. Adjusted funds from operations (“AFFO”) for the quarter was $12.7 million, or $0.25 per diluted common share, compared to $14.9 million, or $0.29 per diluted common share for the quarter ended June 30, 2014.1

Portfolio Activity

Loan and investment portfolio activity during the second quarter of 2015 consisted of:

  23 new loan originations totaling $232.7 million, of which 20 were bridge loans for $223.4 million.
  Payoffs and pay downs on 22 loans totaling $259.8 million.

  Payoff of a $116.0 million defaulted first mortgage note acquired in the first quarter.

At June 30, 2015, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.60 billion, with a weighted average current interest pay rate of 5.65%, compared to $1.75 billion and 5.47% at March 31, 2015. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.28% at June 30, 2015, compared to 6.07% at March 31, 2015.

The average balance of the Company’s loan and investment portfolio during the second quarter of 2015, excluding loan loss reserves, was $1.62 billion and the average yield on these assets for the quarter was 6.46%, compared to $1.64 billion and 6.71% for the first quarter of 2015. The decrease in average yield was primarily due to a decrease in income from the acceleration of fees on early loan payoffs in the second quarter as compared to the first quarter.

At June 30, 2015, the Company’s total loan loss reserves were $117.6 million relating to 10 loans with an aggregate carrying value before loan loss reserves of $224.4 million. The Company also had three non-performing loans with a carrying value of $6.5 million, net of related loan loss reserves of $34.5 million.

During the quarter, a $116.0 million defaulted first mortgage note acquired in the first quarter of 2015 was repaid in full. As a result of this payoff, the Company recorded income totaling $6.7 million, recognizing $7.9 million of other interest income partially offset by $1.2 million of expenses related to this transaction that were recorded in other expenses.

During the second quarter of 2015, the Company recorded $1.5 million of income from its joint venture investment in a residential mortgage banking business.

Financing Activity

The Company amended a $100 million financing facility reducing the spread over LIBOR from 225 basis points to 215 basis points and extended the maturity for two years with an additional one year extension option. The Company also amended a $75 million financing facility extending the maturity for one year and reduced the spread over LIBOR from 225 basis points to 212.5 basis points. Additionally, the Company amended a $60 million financing facility increasing the committed amount to $75 million and extended the maturity for one year.

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2015 was approximately $1.17 billion with a weighted average interest rate including fees of 3.86%, as compared to approximately $1.25 billion and a rate of 3.81% at March 31, 2015. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2015 was approximately $1.17 billion, as compared to approximately $1.20 billion for the first quarter of 2015. The average cost of borrowings for the second quarter was 3.99%, compared to 4.71% for the first quarter of 2015. Excluding $2.0 million of accelerated deferred financing costs related to the unwind of CLO/CDO vehicles during the first quarter of 2015, the average cost of borrowings for the first quarter was 4.04%.

In July 2015, the Company completed the unwind of its remaining legacy collateralized debt obligation (“CDO III”). CDO III’s $71.1 million of outstanding notes were redeemed and repaid primarily from proceeds received from the refinancing of CDO III’s remaining assets within one of the Company’s existing financing facilities, as well as cash held by CDO III. As a result of this transaction, the Company expects to recognize an $8.2 million gain on the acceleration of deferred income and incur $0.5 million of other costs related to this vehicle in the third quarter of 2015.

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities. The Company’s CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes it was in compliance with all financial covenants and restrictions as of June 30, 2015 and as of the most recent determination dates in July 2015 as summarized in the chart below.

Cash Flow Triggers	CLO III	CLO IV

Overcollateralization (1)

Current	133.33%	136.99%

Limit	132.33%	135.99%

Pass / Fail	Pass	Pass

Interest Coverage (2)

Current	266.20%	365.63%

Limit	120.00%	120.00%

Pass / Fail	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CLO by the total principal balance of the bonds associated with the applicable ratio. To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock for the quarter ended June 30, 2015. The dividend is payable on August 31, 2015 to common stockholders of record on August 15, 2015. The ex-dividend date is August 12, 2015.

Preferred Dividends

The Company announced today that its Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from June 1, 2015 through August 31, 2015. The dividends are payable on August 31, 2015 to preferred stockholders of record on August 15, 2015. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 68910216.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through August 31, 2015. In addition, a telephonic replay of the call will be available until August 7, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 68910216.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 8 of this release.

Contacts:

Arbor Realty Trust, Inc.

Paul Elenio, Chief Financial Officer

516-506-4422

pelenio@arbor.com

Media:

Bonnie Habyan, EVP of Marketing

516-506-4615

bhabyan@arbor.com

Investors:

The Ruth Group

Joseph Green

646-536-7013

jgreen@theruthgroup.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Interest income	$26,340,585	$25,492,429	$53,549,980	$50,404,284
Other interest income, net	7,884,344	-	7,884,344	-
Interest expense	11,592,762	11,222,597	25,520,129	21,813,975
Net interest income	22,632,167	14,269,832	35,914,195	28,590,309

Other revenue:
Property operating income	7,201,834	9,001,383	15,652,177	18,259,471
Other income, net	76,816	150,187	112,816	1,008,583
Total other revenue	7,278,650	9,151,570	15,764,993	19,268,054

Other expenses:
Employee compensation and benefits	4,966,138	3,552,548	9,256,344	6,938,497
Selling and administrative	2,907,804	3,194,845	5,805,614	5,177,064
Property operating expenses	5,967,644	7,423,080	12,352,732	14,420,203
Depreciation and amortization	1,447,642	2,158,353	2,886,319	3,970,036
Impairment loss on real estate owned	-	-	-	250,000
Provision for loan losses (net of recoveries)	1,093,544	(870,187)	2,076,224	(735,843)
Management fee - related party	2,675,000	2,500,000	5,350,000	4,950,000
Total other expenses	19,057,772	17,958,639	37,727,233	34,969,957

Income before gain on acceleration of deferred income,
loss on termination of swaps, gain on sale of real estate, gain on
sale of equity interest and income from equity affiliates	10,853,045	5,462,763	13,951,955	12,888,406
Gain on acceleration of deferred income	-	-	11,009,162	-
Loss on termination of swaps	-	-	(4,289,450)	-
Gain on sale of real estate	-	-	3,984,364	-
Gain on sale of equity interest	-	7,851,266	-	7,851,266
Income from equity affiliates	1,534,025	40,493	4,629,938	80,541

Net income	12,387,070	13,354,522	29,285,969	20,820,213

Preferred stock dividends	1,888,430	1,888,465	3,776,860	3,479,395

Net income attributable to common stockholders	$10,498,640	$11,466,057	$25,509,109	$17,340,818

Basic earnings per common share	$0.21	$0.23	$0.50	$0.35

Diluted earnings per common share	$0.21	$0.23	$0.50	$0.35

Dividends declared per common share	$0.15	$0.13	$0.30	$0.26

Weighted average number of shares of common stock outstanding:

Basic	50,955,648	50,267,462	50,751,247	49,804,457

Diluted	50,955,648	50,701,742	50,894,531	50,229,899

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets:
Cash and cash equivalents	$130,063,658	$50,417,745
Restricted cash	76,252,399	218,100,529
Loans and investments, net	1,468,566,061	1,459,475,650
Available-for-sale securities, at fair value	823,050	2,499,709
Investments in equity affiliates	24,368,379	4,869,066
Real estate owned, net	71,888,049	84,925,641
Real estate held-for-sale, net	11,241,531	14,381,733
Due from related party	2,499,584	36,515
Other assets	47,343,262	45,716,002
Total assets	$1,833,045,973	$1,880,422,590

Liabilities and Equity:
Credit facilities and repurchase agreements	$322,737,195	$180,386,200
Collateralized loan obligations	500,250,000	458,250,000
Collateralized debt obligations	79,262,601	331,395,126
Senior unsecured notes	97,860,025	97,860,025
Junior subordinated notes to subsidiary trust issuing preferred securities	160,108,568	159,833,260
Notes payable	2,300,000	1,300,000
Mortgage note payable – real estate owned	27,155,000	21,865,136
Mortgage note payable – real estate held-for-sale	-	9,119,221
Due to related party	1,991,665	2,653,333
Due to borrowers	36,694,858	32,972,606
Other liabilities	48,463,621	49,332,212
Total liabilities	1,276,823,533	1,344,967,119

Equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized;
8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C,$22,500,000 aggregate liquidation
preference; 900,000 shares issued and outstanding	89,295,905	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 53,613,283 and 53,128,075
shares issued, respectively; 50,962,516 and 50,477,308 shares outstanding, respectively	536,132	531,280
Additional paid-in capital	632,303,190	629,880,774
Treasury stock, at cost - 2,650,767 shares	(17,100,916)	(17,100,916)
Accumulated deficit	(141,187,730)	(152,483,322)
Accumulated other comprehensive loss	(7,624,141)	(14,668,250)
Total equity	556,222,440	535,455,471
Total liabilities and equity	$1,833,045,973	$1,880,422,590

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income attributable to common stockholders	$10,498,640	$11,466,057	$25,509,109	$17,340,818
Subtract:
Gain on sale of real estate	-	-	(3,984,364)	-
Add:
Impairment loss on real estate owned	-	-	-	250,000
Depreciation - real estate owned and held-for-sale	1,447,642	2,158,353	2,886,319	3,970,036
Depreciation - investments in equity affiliates	46,310	69,370	92,620	138,740
FFO attributable to common stockholders	$11,992,592	$13,693,780	$24,503,684	$21,699,594
Subtract:
Impairment loss on real estate owned	-	-	-	(250,000)
Add:
Gain on sale of real estate	-	-	3,984,364	-
Stock-based compensation	735,202	1,248,818	2,427,268	1,395,834
AFFO attributable to common stockholders	$12,727,794	$14,942,598	$30,915,316	$22,845,428
Diluted FFO per common share	$0.24	$0.27	$0.48	$0.43
Diluted AFFO per common share	$0.25	$0.29	$0.61	$0.45
Diluted weighted average shares outstanding	50,955,648	50,701,742	50,894,531	50,229,899

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, as well as the add-back of impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.